EXHIBIT 23.3
                                                                   ------------




                                                   March 28, 2008



                        CONSENT OF INDEPENDENT ENGINEERS


We refer to our report entitled "Evaluation of the P&NG Reserves of Advantage Energy Income Fund (As of December 31, 2007)", dated February 21, 2008 (the "Report").

We hereby consent to the use of our name and references to excerpts from the Report in the Annual Report on Form 40-F of Advantage Energy Income Fund for the year ended December 31, 2007.


                                             Sincerely,


                                             SPROULE ASSOCIATES LIMITED


                                             ORIGINAL SIGNED BY CAMERON P. SIX

                                             Cameron P. Six, P.Eng Manager,
                                             Engineering